SCHEDULE 14A INFORMATION
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities
Exchange Act Of 1934 (Amendment No.         )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

SINA.com

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

SINA.com

Vicwood Plaza
Rooms 1801-4
18th Floor
199 Des Voeux Road
Central, Hong Kong

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held December 16, 2002

       On Monday, December 16, 2002, SINA.com a Cayman Islands company (the “Company”), will hold its Annual Meeting of Shareholders at the Westin Santa Clara, located at located at 5101 Great American Parkway, Santa Clara, California, USA. The meeting will begin at 10:00 a.m. local time.

      Only shareholders who owned shares at the close of business on October 21, 2002 can vote at this meeting or any adjournment that may take place. At the meeting we will:

•	Elect three Directors to serve until the 2005 Annual Meeting.

•	Amend and restate the Company’s Restated Memorandum and Articles of Association by special resolution in order to:

•	change the Company’s name to Sina Corporation.

•	grant the Board of Directors the authority to repurchase shares in the capital of the Company, subject to certain restrictions, without the need for shareholder approval.

•	Ratify the appointment of PricewaterhouseCoopers as our independent auditors for the current fiscal year.

•	Transact any other business properly brought before the Meeting.

      You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

      Our Board of Directors recommends that you vote in favor of each of the five proposals outlined in this Proxy Statement.

      We cordially invite all shareholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

      At the meeting, we will also report on our business results and other matters of interest to shareholders.

By Order of the Board of Directors,

Charles Chao
Chief Financial Officer and Secretary

San Mateo, California

October 23, 2002

PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 SPECIAL RESOLUTIONS TO AMEND THE COMPANY’S ARTICLES OF ASSOCIATION AND TO CHANGE THE COMPANY’S NAME TO SINA CORPORATION
PROPOSAL NO. 3 SPECIAL RESOLUTION TO AMEND THE COMPANY’S ARTICLES OF ASSOCIATION TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO REPURCHASE SHARES IN THE CAPITAL OF THE COMPANY
PROPOSAL NO. 4 SPECIAL RESOLUTION TO AMEND AND RESTATE THE COMPANY’S ARTICLES OF ASSOCIATION
PROPOSAL NO. 5 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
ORDINARY SHARES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
EXECUTIVE OFFICERS OF REGISTRANT
COMPENSATION OF EXECUTIVE OFFICERS
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT
CERTAIN TRANSACTIONS
STOCK PERFORMANCE GRAPH

SINA.com

Vicwood Plaza
Rooms 1801-4
18th Floor
199 Des Voeux Road
Central, Hong Kong

PROXY STATEMENT

FOR THE
2002 ANNUAL MEETING OF SHAREHOLDERS
December 16, 2002

       Our Board of Directors is soliciting proxies for the 2002 Annual Meeting of Shareholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

      The Board set October 21, 2002 as the record date for the meeting. Shareholders of record who owned our ordinary shares on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. 45,924,771 shares of ordinary shares were outstanding on the record date.

      Voting materials, which include this Proxy Statement, a proxy card and the 2002 Annual Report on Form 10-K, will be mailed to shareholders on or about October 23, 2002

      In this Proxy Statement:

•	“We,” “us,” “our,” “SINA” and the “Company” refer to SINA.com,

•	“Annual Meeting” or “Meeting” means our 2002 Annual Meeting of Shareholders

•	“Board of Directors” or “Board” means our Board of Directors

•	“SEC” means the Securities and Exchange Commission

      We have summarized below important information with respect to the Annual Meeting.

Time And Place of the Annual Meeting

      The Annual Meeting is being held on Monday, December 16, 2002 at 10:00 a.m. local time at the Westin Santa Clara, located at located at 5101 Great American Parkway, Santa Clara, California, USA.

      All shareholders who owned shares in the capital of the Company as of October 21, 2002, the record date, may attend the Annual Meeting.

Purpose of the Proxy Statement and Proxy Card

      You are receiving a Proxy Statement and proxy card from us because you owned some of our ordinary shares on October 21, 2002, the record date. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

      When you sign the proxy card, you appoint Charles Chao and Edward Wu as your representatives at the meeting. Charles Chao, our Chief Financial Officer, and Edward Wu, our Vice President and General Counsel, will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

Proposals to be Voted on at This Year’s Annual Meeting

      You are being asked to vote on:

•	The election of three Directors to serve until the 2005 Annual Meeting.

•	The amendment and restatement of the Company’s Restated Memorandum and Articles of Association by special resolution in order to:

•	change the Company’s name to Sina Corporation (the “Name Change Amendment”).

•	grant the Board of Directors the authority to repurchase shares in the capital of the Company, subject to certain restrictions, without the need for shareholder approval (the “Repurchase Amendment”).

•	The ratification the appointment of PricewaterhouseCoopers as our independent auditors for the current fiscal year.

•	The transaction of any other business properly brought before the Meeting.

      The Board of Directors recommends a vote FOR each proposal.

Voting Procedure

You may vote by mail.

      To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the meeting.

      We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Holding shares in “street name” means your shares in the capital of the Company are held in an account by your stockbroker, bank, or other nominee, and the share certificates and record ownership are not in your name. If your shares are held in “street name” and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

You may change your mind after you have returned your proxy.

      If you change your mind after you return your proxy, you make revoke your proxy at any time before the polls close at the meeting. You may do this by:

•	signing another proxy with a later date, or

•	voting in person at the Annual Meeting.

Multiple Proxy Cards

      If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

Quorum Requirement

      Shares are counted as present at the meeting if the shareholder either:

•	is present and votes in person at the meeting, or

•	has properly submitted a proxy card.

One-third of our outstanding shares as of the record date must be present at the meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

Consequences of Not Returning Your Proxy; Broker Non-Votes

      If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.

      Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a shareholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.”

      Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

      We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting.

Effect of Abstentions

      Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the shareholders for a vote.

Required Vote

      Assuming a quorum is present, the election of each of the three nominees as directors, the Repurchase Amendment and the ratification of the independent accountants will require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting. The Name Change Amendment will require the affirmative vote of not less than three-fourths of the shares present in person or represented by proxy at the Meeting.

Vote Solicitation; No Use of Outside Solicitors

      SINA.com is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers, and other employees may contact you by telephone, Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have not retained the services of a proxy solicitor.

Voting Procedures

      Votes cast by proxy or in person at the Annual Meeting will be counted by the Inspector of Elections with the assistance of our transfer agent. The Inspector of Elections will also determine whether a quorum is present at the Annual Meeting.

      The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned but not marked will be voted FOR each of the director nominees, FOR each of the other proposals discussed in this Proxy Statement, and as the proxy holders deem desirable for any other matters that may come before the Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

      We believe that the procedures to be used by the Inspector to count the votes are consistent with Cayman Islands law concerning voting of shares and determination of a quorum.

Publication of Voting Results

      We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the quarterly period ending December 31, 2002, which we will file with the Securities and Exchange Commission (the “SEC”). You can get a copy by contacting our Investor Relations Department at 650-638-9228 or the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

Other Business

      We do not know of any business to be considered at the 2002 Annual Meeting other than the proposals described in this proxy statement. However, because we did not receive notice of any other proposals to be brought before the meeting by June 18, 2002, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Charles Chao and Edward Wu to vote on such matters at their discretion.

Proposals For 2003 Annual Meeting

      To have your proposal included in our proxy statement for the 2003 Annual Meeting, you must submit your proposal in writing by June 25, 2003 to Charles Chao, CFO, SINA.com, 2988 Campus Drive, Suite 100, San Mateo, CA 94003.

      If you submit a proposal for the 2003 Annual Meeting after September 8, 2003, management may or may not, at their discretion, present the proposal at the meeting, and the proxies for the 2003 Annual Meeting will confer discretion on the management proxy holders to vote against your proposal.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Our Articles of Association currently authorize a Board of not less than two directors and the classification of the Board into three classes serving staggered terms. At each annual general meeting, one-third of the directors will retire from office by rotation. The directors to retire in every year will be those who have been in office the longest since their last election. A retiring director will remain in office until the close of the meeting at which he or she retires, and will be eligible for re-election at that meeting. Our Articles of Association also state that any newly appointed director shall hold office only until the next annual meeting at which time they will be subject to reelection by the shareholders. The Company currently has seven directors. In accordance with the Company’s Articles of Association, the Board of Directors has fixed the number of directors constituting the Board at seven.

Nominees

      At the Annual Meeting, the shareholders will elect a total of three directors, two Class III directors who were scheduled to retire this year, and one director who was appointed to the Board this past year and is now subject to election by the shareholders. If elected, these directors will serve until the 2005 Annual Meeting. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

      Assuming a quorum is present, the election of each of the three nominees as directors will require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting. Unless marked otherwise, proxies received will be voted FOR the election of each of the three nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

      The names of the nominees, their ages as of September 30, 2002 and certain other information about them are set forth below:

	Age	Principal Occupation	Director Since

Class III Directors
Pehong Chen	44	Chief Executive Officer, President and Chairman of the Board, Broadvision, Inc.	March 1999
Lip-Bu Tan	42	General Partner, Walden International Investment Group	March 1999
Newly Appointed Directors
Yichen Zhang	39	Deputy Chief Executive Officer, CITIC Capital Markets Holdings Ltd.	May 2002

      Pehong Chen has served as a director since March 1999. Mr. Chen has been the Chief Executive Officer, President and Chairman of the Board of Broadvision, Inc., a software applications company, since May 1993. Prior to founding Broadvision, Mr. Chen was Vice President of MultiMedia Technology at Sybase, Inc., an enterprise software company, from 1992 to 1993. From 1989 to 1992, Mr. Chen founded and was president of Gain Technology, a multimedia software tools company, which was acquired by Sybase. He received a B.S. in Computer Science from National Taiwan University, an M.S. in Computer Science from Indiana University and a Ph.D. in Computer Science from the University of California at Berkeley.

      Lip-Bu Tan has served as our director since March 1999. Mr. Tan is the Founder and Chairman of Walden International, an international venture capital firm. Mr. Tan is currently a director of Creative Technology Ltd., a multimedia technology company, Occam Networks, Inc., a telecommunications company, Centillium Communications, Inc., a semiconductor company, Integrated Silicon Solutions, Inc., a semiconductor company, and several other private companies. He holds an M.S. in Nuclear Engineering from the Massachusetts Institute of Technology and an M.B.A. from the University of San Francisco. Mr. Tan received his B.S. from Nanyang University, Singapore. Mr. Tan is an advisory board member of Singapore Technopreneur 21 Committee under the Deputy Prime Minister of Singapore. He is also a member of the Visiting Committee for the Department of Electrical Engineering and Computer Science at the Massachusetts Institute of Technology.

      Yichen Zhang has served as a director since May 2002. Since June 2002, Mr. Zhang has been the Deputy Chief Executive Officer of CITIC Capital Markets Holdings Ltd, an investment banking firm. From March 2000 to May 2002, Mr. Zhang served as Executive Director of CITIC Pacific Ltd. From September 1996 to February 2000, he served as Managing Director-Debt Capital Markets for Merrill Lynch (Asia Pacific), Ltd., another investment banking firm. Mr. Zhang holds a B.S. in Computer Science and Engineering from the Massachusetts Institute of Technology.

      Set forth below are the names of the Class I and Class II Directors, their ages as of September 30, 2002 and certain other information about them:

Class I Directors (Term Ending in 2003)

Name of Nominee	Age	Principal Occupation	Director Since

Yongji Duan	56	Chairman, Stone Group Corporation	August 1997
Daniel Mao	38	Chief Executive Officer and Director	June 2001

      Yongji Duan has served as a director since August 1997. Mr. Duan also served as a director for Rich Sight Investment Limited, one of our subsidiaries, from May 1993 through May 1999. Mr. Duan has served as a Director of Stone Group Corporation, a holding company, since February 1991 and is currently the Chairman of Stone Group Corporation. Mr. Duan has also served as President and Chief Executive Officer of Stone Electronic Technology Limited, a diversified electronics and consumer products company, since 1990 and since May 2002 has served as the Chairman of the Company. Since September 2001, Mr. Duan has served as a director of Sun Media Group Holdings Limited, a holding company. Mr. Duan holds an M.S. in Aeronautics Materials from Beijing Aeronautic College and a B.S. from Qinghua University.

      Daniel Mao has served as our Chief Executive Officer and a director since June 2001. Prior to June 2001, Mr. Mao has held a number of positions with the Company including Chief Operating Officer from March 1999 to June 1999 and September 1999 to June 2001, Acting Chief Financial Officer from September 1999 to November 1999, and Executive Vice President of Business and Corporate Development from June 1999 to August 1999. Mr. Mao also served as a director from October 1997 to March 1999. Prior to joining us as an officer in March 1999, Mr. Mao was Vice President of Walden International Investment Group, an international venture capital firm, from February 1994 to March 1999. Mr. Mao holds an M.S. in Engineering Economic Systems from Stanford University and a B.S. in Computer Science from Jiaotong University in Shanghai, China.

Class II Directors (Term Ending in 2004)

Name of Director	Age	Principal Occupation	Director Since

Class II Directors
Daniel Chiang	44	Chairman of the Board	March 1999
Ter Fung Tsao	56	Chairman, Standard Foods Taiwan Ltd.	March 1999

      Daniel Chiang served as the President and Chief Executive Officer of Sinanet.com, an Internet content and services company, from June 1996 until it merged into SINA.com in March 1999. Mr. Chiang currently serves as our Chairman of the Board. Prior to joining Sinanet.com in June 1996, Mr. Chiang was the President of Trend Micro, Inc., an Internet virus protection and content security company, from December 1993 to May 1996. Mr. Chiang received an M.A. in Political Economy from University of Texas, Dallas and a B.A. in Diplomacy from National Cheng-Chi University in Taiwan.

      Ter Fung Tsao has served as a director since March 1999. Mr. Tsao has served as Chairman of Standard Foods Taiwan Ltd., a packaged food company, since 1986. Before joining Standard Foods Taiwan Ltd., Mr. Tsao worked in several positions within The Quaker Oats Company, a packaged food company, in the United States and Taiwan. Mr. Tsao received a B.S. in Civil Engineering from Cheng Kung University in Taiwan, an M.S. in Sanitary Engineering from Colorado State University, and a Ph.D. in Food and Chemical Engineering from Colorado State University.

      There are no family relationships among any of the directors or executive officers of SINA.com.

Meetings and Committees of the Board of Directors

      During the last fiscal year (the period from July 1, 2001 through June 30, 2002), the Board met four times. Each director attended at least 75% of all Board and applicable committee meetings during this time. The Board has a Compensation Committee, an Audit Committee and a Share Administration Committee.

      During the last fiscal year, Pehong Chen and Lip Bu Tan served as members of the Compensation Committee. The Compensation Committee held one meeting during the last fiscal year. The Compensation Committee administers and grants stock options under the Company’s stock option plans to executive officers.

      During the last fiscal year, Pehong Chen, Lip Bu Tan and Ter Fung Tsao served as members of the Audit Comittee. The Audit Committee held four meetings during the last fiscal year. The functions of the Audit Committee are to recommend the engagement of the independent public accountants, to monitor the effectiveness of the audit effort, and to monitor our financial and accounting organization and its system of internal accounting controls. The Audit Committee has a written charter, which was included as a part of the Company’s Proxy Statement for the 2001 Annual Shareholders’ Meeting and can be obtained through the EDGAR system at www.sec.gov.

      The Share Administration Committee consists of Daniel Chiang and Daniel Mao. The Share Administration Committee held nine meetings during the last fiscal year. The Share Administration Committee grants stock options to non-executive employees under the Company’s stock plans and makes recommendations to the Board regarding these matters.

      The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

Director Compensation

      Except for reimbursement for reasonable travel expenses relating to attendance at board meetings and the grant of stock options, our directors, other than Daniel Chiang, are not currently compensated for their services as directors but our Articles of Association provide that they may be compensated at the discretion of the directors. Employee directors are eligible to participate in our 1999 Stock Plan and 1999 Employee Stock Purchase Plan. Our non-employee directors are eligible to participate in our 1999 Directors’ Stock Option Plan (the “Directors’ Plan”). The Directors’ Plan provides for the grant to nonemployee directors of: (1) a nonstatutory share option to purchase 37,500 ordinary shares on the date on which a nonemployee becomes a member of our board of directors, and (2) an additional nonstatutory share option to purchase 15,000 shares on the date of the shareholders’ meeting for each board member who has served on the board for at least six months.

      Pursuant to the Directors’ Plan, on April 12, 2000, each of the non-employee directors including Pehong Chen, Yongji Duan, Lip Bu Tan and Ter Fung Tsao received an option to purchase 37,500 ordinary shares of SINA.com at an exercise price of $17.00 per share, and on May 8, 2002, Yi-Chen Zhang received an option to purchase 37,500 ordinary shares of SINA.com at an exercise price of $1.50 per share. These options vested fully upon grant. On November 27, 2001, Pehong Chen, Yongji Duan, Lip Bu Tan and Ter Fung Tsao each received an additional option to purchase 15,000 shares at $1.32 per share. On the date of this meeting, each of Pehong Chen, Yongji Duan, Lip Bu Tan, Ter Fung Tsao and Yi-Chen Zhang shall receive an additional option to purchase 15,000 shares at the then prevailing market price.

      Outside of the Directors’ Plan, our directors have received the following grants. Mr. Chen was granted an non-qualified option to purchase 110,000 shares of common stock of Sinanet.com in May 1998 under Sinanet.com’s 1997 Stock Plan, which was converted into an option to purchase 70,762 ordinary shares at an exercise price of $.23 per share as a result of our acquisition of Sinanet.com. These options became fully vested upon the closing of the acquisition.

      On August 31, 1999, Mr. Chiang, our Chairman of the Board, received an option to purchase 226,291 ordinary shares of SINA.com at an exercise price of $1.00 per share. This option vests in equal installments over 48 months. Mr. Chiang is allowed to exercise this option immediately, subject to repurchase by us at cost if Mr. Chiang were to leave SINA.com.

      In addition, on October 12, 1999, Mr. Chiang received an option to purchase an additional 150,000 ordinary shares of SINA.com at an exercise price of $7.33 per share. This option vested completely on August 31, 2000.

      On October 12, 1999, Yongji Duan, a director of SINA.com, received an option to purchase 75,000 ordinary shares of SINA.com at an exercise price of $7.33 per share. This option vests in equal installments over 48 months. Mr. Duan is allowed to exercise this option immediately, subject to repurchase by us at cost if Mr. Duan were to leave SINA.com.

      On June 17, 1999, Daniel Mao, a director and our Chief Executive Officer, received an option to purchase 900,000 ordinary shares of SINA.com at an exercise price of $0.67 per share. This option vests over a four-year period. On June 2, 2001, Mr. Mao received an option to purchase 375,000 ordinary shares of SINA.com at an exercise price of $1.74 per share that vested completely on June 1, 2002. On June 4, 2002, Mr. Mao received an option to purchase 2,000,000 ordinary shares of SINA.com at an exercise price of $1.68 per share. This option vests over a four-year period staring June 1, 2002.

      As compensation for services rendered as the Chairman of the Board, Mr. Chiang received $25,000 for fiscal year ended June 30, 1999, $129,333 for fiscal year ended June 30, 2000, $129,999 for fiscal year ended June 30, 2001 and $110,000 for fiscal year ended June 30, 2002.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR

THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

SPECIAL RESOLUTIONS TO AMEND THE COMPANY’S ARTICLES OF ASSOCIATION AND TO CHANGE THE COMPANY’S NAME TO SINA CORPORATION

      Our current Articles of Association show the name of the Company as SINA.com. The Board has proposed that the name of the Company be changed to Sina Corporation. The shareholders are being asked to approve the following SPECIAL RESOLUTIONS in accordance with Cayman Islands law:

(i) THAT the name of the Company be and is hereby changed to “Sina Corporation.”

(ii) THAT the definition of “the Company” in Article 1 of the Articles of Association be and is hereby amended to read as follows:

“‘the Company’ or ‘this Company’ shall mean Sina Corporation;”

The purpose of the proposed amendment is to change the Company’s name to more clearly reflect its business operations. We have developed three distinct, yet inter-dependent business lines: SINA.com (our Internet media business, focusing on providing information and content to the internet users), SINA.net (our technology services business, focusing on providing Internet based technology solution and services to enterprises and governments) and SINA Online (our telecom access and subscription business, focusing on providing bundled access and content services to end users). Therefore, we feel SINA.com is no longer an appropriate name for the Company.

Required Vote

      Approval of Proposal No. 2 as a special resolution requires the affirmative vote of not less than three-fourths of the outstanding shares of the Company entitled to vote at the Annual Meeting.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL NO. 3

SPECIAL RESOLUTION TO AMEND THE COMPANY’S ARTICLES OF ASSOCIATION TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO REPURCHASE SHARES IN THE CAPITAL OF THE COMPANY

      Our current Articles of Association provide that the Company shall have the authority to purchase or otherwise acquire any or all of its outstanding shares in the capital of the Company, provided that the manner of purchase is authorized by a resolution passed by the shareholders. The Board has proposed that it be granted the authority to direct the repurchase of shares of the Company’s shares, subject to certain restrictions, without obtaining shareholder approval of the manner of such repurchases. The purpose of this Repurchase Amendment is to provide the Company with more flexibility in the repurchase of its shares. For example, if the Board determines that it is appropriate to repurchase certain of its shares due to what the directors believe to be a short-term drop in the Company’s stock price, the Company may need to effect such repurchase quickly. This would not be possible under the Company’s current Articles of Association due to the need to obtain shareholder approval of the transaction. The shareholders are being asked to approve the following SPECIAL RESOLUTION in accordance with Cayman Islands law:

THAT Article 6 of the Articles of Association be and is hereby amended to read as follows:

“6. Company may purchase and finance the purchase of own shares and warrants

(a) Subject to the provisions of the Companies Law and subject as hereinafter in these Articles provided, the Board may from time to time, authorize the Company to repurchase all or any portion of the Shares held by any member provided that:

(i) on any such repurchase the Board shall have the power to divide the whole or any part of the assets of the Company and appropriate such assets in satisfaction or part satisfaction of the repurchase price and any other sums payable on repurchase as is herein provided;

(ii) no repurchase of part of the member’s holding of shares may be made if as a result thereof the member would hold fewer shares than such minimum number of shares as may from time to time be specified (either generally or in any particular case or cases) by the Board;

(iii) subject as hereinafter in these Articles provided, the member shall not be entitled to withdraw an agreement duly made in accordance with these Articles;

(iv) whenever any request for repurchase provides for the repurchase proceeds to be paid by telegraphic transfer or to a person other than the holder of the shares to be repurchased, the signature of the holder on such request and details of that bank account shall, unless the Board (or such other person duly appointed by the Board for this purpose) otherwise determines, be verified in such manner as the Board (or such person as aforesaid) may from time to time determine.

(b) Payment in respect of the repurchase of the relevant Shares shall be made to the member in United States dollars. Any amount payable to the member upon the repurchase of his Shares shall be payable within one month after the applicable repurchase date. Payment for shares repurchased hereunder shall be made in accordance with written instructions of the member by a cheque, draft, telegraphic transfer or other means of payment posted (at the risk of the member) or otherwise paid to the member in the manner, and subject to the fulfillment of such conditions as may be, determined by the Board from time to time.

(c) The Repurchase Price for each share shall be the closing price per share of the Company’s shares on the Nasdaq Stock Market rounded to the nearest US$0.01 (with US$0.005 being rounded up to US$0.01).

(d) On a repurchase of a share:

(i) the nominal or par value shall be redeemed out of profits of the Company or at the discretion of the Board in such other manner (including out of capital) as is permitted by the Companies Law; and

(ii) the premium (if any) on such participating share shall be paid from the share premium account or out of profits of the Company or at the discretion of the Board in such other manner (including out of capital) as is permitted by the Companies Law.

(e) Upon the repurchase of a share being effected pursuant to these Articles the holder thereof shall cease to be entitled to any rights in respect of that share and accordingly his name shall be removed from the Register with respect thereto and such share shall be cancelled, but shall be available as a share for re-issue and until re-issue shall form part of the unissued share capital of the Company.”

The purpose of the proposed amendment is to grant the Board the authority to direct the repurchase of shares in the capital of the Company, subject to certain restrictions, without obtaining shareholder approval.

Required Vote

      Approval of Proposal No. 3 as a special resolution requires the affirmative vote of not less than three-fourths of the outstanding shares of the Company entitled to vote at the Annual Meeting.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL NO. 4

SPECIAL RESOLUTION TO AMEND AND RESTATE THE COMPANY’S ARTICLES OF ASSOCIATION

      The amendments suggested in Proposal No. 2 and Proposal No. 3 above, if adopted, will result in changes to the Articles of Association of the Company. So that the Company may file a clean, consolidated version of the Articles of Association reflecting all of the changes that have been made by the shareholders, the Board has proposed that the Articles of Association be amended and restated to reflect those changes that have been adopted as set forth above, in the form that shall be presented to the shareholders by the Chairman at the Annual Meeting. Other than as described above in Proposal No. 2 and in Proposal No. 3, the Articles of

Association will remain the same in all aspects. The shareholders are being asked to approve the following SPECIAL RESOLUTION in accordance with Cayman Islands law:

      THAT the Articles of Association be and are hereby cancelled in their entirety and replaced by those Articles of Association tabled by the Chairman at the Annual Meeting and initialed by him for the purposes of identification.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee has recommended, and the Board has approved, the appointment of PricewaterhouseCoopers as our independent auditors for the current fiscal year. PricewaterhouseCoopers has served as our independent auditors since May 20, 1999. In the event that ratification of this selection of accountants is not approved by a majority of the shares of ordinary shares voting at the Annual Meeting in person or by proxy, the Board will review its future selection of auditors.

      A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 5.

ORDINARY SHARES OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF

PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      The following table sets forth certain information that has been provided to the Company with respect to the beneficial ownership of our ordinary shares as of September 30, 2002 by:

•	each shareholder known to us to own beneficially more than 5% of the ordinary shares;

•	each director;

•	each of our executive officers listed in the Summary Compensation Table in this Proxy Statement; and

•	all our directors and executive officers as a group.

      Percentage of beneficial ownership is based on 45,924,771 ordinary shares outstanding as of September 30, 2002, together with options that are exercisable within 60 days of September 30, 2002 for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC.

		Number of
	Number of	Options
	Ordinary	Exercisable
	Shares	Within 60
	Beneficially	Days of	Excluding	Including
Beneficial Owners	Owned	9/30/2002	Options	Options

Entities affiliated with Yongji Duan(1)	9,476,524	127,500	20.6%	20.9%
Entities affiliated with Lip-Bu Tan(2)	1,900,734	52,500	4.1%	4.3%
Daniel Chiang(3)	1,443,623	376,291	3.1%	4.0%
Pehong Chen(4)	43,732	123,262	*	*
Ter Fung Tsao(5)	1,412,125	52,500	3.1%	3.2%
Daniel Mao(6)	900,706	583,332	2.0%	3.2%
Yichen Zhang	0	37,500	*	*
Yan Wang	12,000	167,832	*	*
Charles Chao	403	169,267	*	*
Hurst Lin(7)	536,406	62,083	1.2%	1.3%
All directors and executive officers as a group (10 persons)	15,726,253	1,752,067	34.2%	38.1%

*	Less than one percent of the outstanding ordinary shares.

(1)	Consists of 9,476,524 shares held by Sun Stone Media Group Limited (“SSMG”). Mr. Duan is a director of SSMG. The address for SSMG is 11F/A 1110, Hanwei Plaza, No. 7, Guanghua Road, Beijing, People’s Republic of China.

(2)	Represents the shares owned by the entities affiliated with Lip-Bu Tan, a director of SINA.com, as follows:

•	532,734 shares held by China Walden Venture Investments Ltd.

•	157,540 shares held by CWV Investment, L.P. (Mr. Tan is a director of and owns an interest in China Walden Management Ltd, which is a general partner of CWV Investments, L.P. and serves as fund manager for China Walden Venture Investments Ltd. The address for both entities is 1501 CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong).

•	38,819 shares held by InfoTech Ventures, Ltd.

•	62,272 shares held by WIIG Global Ventures Pte, Ltd. (Mr. Tan is a director of and owns an interest in Walden International Investment Group (S) Pte. Ltd., which serves as a fund manager for these entities. The address for both entities is 396 Alexandra Road, #16-03 BP Tower, Singapore 119954.)

•	466,950 shares held by Pacven Walden Ventures III, L.P.

•	551,858 shares held by Pacven Walden Ventures IV, L.P.

•	10,608 shares held by Pacven Walden Ventures IV Associates Fund, L.P. (Mr. Tan is a director of and owns an interest in Pacven Walden Management Co. Ltd., which is a general partner of the general partners of these entities. Address for these entities is One California Street, 28th Floor, San Francisco, CA 94111).

•	68,406 shares held by Seed Ventures II Limited. (Mr. Tan is a director of and owns an interest in Seed Ventures Management, which serves as a fund manager for this entity. The address for this entity is 396 Alexandria Road, #16-03 BP Tower, Singapore 119954).

Mr. Tan shares voting and investment power with respect to the shares held by the entities described above. He disclaims beneficial ownership of the shares in which he has no pecuniary interest. Also includes 11,547 shares held by a trust controlled by Mr. Tan. The address for Mr. Tan is c/o WIIG, 750 Battery Street, Suite 700, San Francisco, CA 94111.

The 1,900,734 share total does not include 1,201,923 shares held by CTI Ltd., a wholly-owned subsidiary of Creative Technology Ltd. for whom Mr. Tan serves as a director. The address of CTI Ltd. is 31 International Business Park, Creative Resource, Singapore 609921.

(3)	Includes 10,972 shares held by his wife, 375,000 shares held DEPM Investors, L.P. where Mr. Chiang and his wife serve as general partners, and 169,471 shares held by Fongnien Daniel Chiang 1999 Grantor Retained Annuity Trust. The 1,443,623 share total does not include 480,769 shares held by Trend Micro, Inc. where Mr. Chiang’s wife serves as a director and Chief Technology Officer.

(4)	Consists of 43,732 shares held by a trust controlled by Mr. Chen. The address for Mr. Chen is c/o BroadVision, Inc., 585 Broadway, Redwood City, CA 94063.

(5)	The 1,412,125 share total does not include 43,553 shares held by Standard Foods of Taiwan, Ltd. and 354,675 shares held by Crosslink Technology Partners, LLC. Mr. Tsao is a director of Standard Foods of Taiwan and Crosslink Technology Partners, LLC. His address is c/o Helen Hsiao, 8F, Suite 801, 136, Jean-Ai Road, SEC. 3, Taipei, Taiwan.

(6)	Includes 131,250 shares subject to repurchase upon cessation of employment.

(7)	Includes 37,501 shares subject to repurchase upon cessation of employment.

      Except as otherwise indicated, the address of each person listed in the table is c/o SINA.com, Vicwood Plaza, Rooms 1801-4, 18th Floor, 199 Des Voeux Road, Central, Hong Kong, and the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them, subject to community property laws where applicable.

EXECUTIVE OFFICERS OF REGISTRANT

      The following table sets forth specific information regarding our executive officers, directors and other key employees and their ages as of September 30, 2002:

Name	Age	Position

Executive Officers
Daniel Mao	38	Chief Executive Officer and Director
Charles Chao	36	Executive Vice President & Chief Financial Officer
Hurst Lin	37	Executive Vice President, Global Business Development and General Manager of U.S. Operations
Yan Wang	30	President

      Daniel Mao has served as our Chief Executive Officer and Director since June 2001. Prior to June 2001, Mr. Mao has held a number of positions with the Company including Chief Operating Officer from March 1999 to June 1999 and September 1999 to June 2001, Acting Chief Financial Officer from September 1999 to November 1999, and Executive Vice President of Business and Corporate Development from June 1999 to

August 1999. Mr. Mao also served as our director from October 1997 to March 1999. Prior to joining us as an officer in March 1999, Mr. Mao was Vice President of Walden International Investment Group, a venture capital firm, from February 1994 to March 1999. Mr. Mao holds an M.S. in Engineering Economic Systems from Stanford University and a B.S. in Computer Science from Jiaotong University in Shanghai, China.

      Charles Chao has served as our Chief Financial Officer since February 2001 and Executive Vice President since April 2002. From September 1999 to January 2001, Mr. Chao served as our Vice President, Finance. Prior to joining us, Mr. Chao served as an audit manager at PricewaterhouseCoopers, LLP, an accounting firm, from April 1998 to September 1999. From October 1995 to April 1998, he served as a senior auditor at PricewaterhouseCoopers, LLP. From September 1993 to October 1995, he served as a staff auditor at Arthur Anderson, LLP, an accounting firm. Mr. Chao holds a Master of Professional Accounting degree from University of Texas at Austin, an M.A. in Journalism from University of Oklahoma and a B.A. in Journalism from Fudan University in Shanghai, China.

      Hurst Lin co-founded and served as the Vice President of Business Development of Sinanet.com from May 1995 until it merged into SINA.com in March 1999. From March 1999 to April 2002, Mr. Lin served as our Vice President of Business Development. Mr. Lin has served as our General Manager of U.S. Operations since September 1999 and Executive Vice President of Global Business Development since April 2002. Mr. Lin holds an M.B.A. from Stanford University and a B.A. in Engineering from Dartmouth College.

      Yan Wang has served as our President since June 2001. Previously, he served as our General Manager of China Operations since September 1999 and as our Executive Deputy General Manager for Production and Business Development in China from April 1999 to August 1999. In April 1996, Mr. Wang founded the SRSnet.com division of Beijing Stone Rich Sight Limited, our wholly-owned subsidiary. From April 1996 to April 1999, Mr. Wang served as the head of our SRS Internet Group. Mr. Wang holds a B.A. in Law from the University of Paris.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table shows the compensation earned by (a) the individual who served as the Company’s Chief Executive Officer during the fiscal year ended June 30, 2002, (b) the three other individuals who served as an executive officer of the Company during the fiscal year ended June 30, 2002; and (c) the compensation received by each such individual during the preceding two fiscal years.

Summary Compensation Table

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name	Fiscal Year	Salary($)	Bonus($)	Compensation($)	Options(#)	Compensation($)

Daniel Mao	2002	277,083	93,694	—	2,000,000	15,000	(1)
Chief Executive Officer and	2001	232,500	23,650	—	375,000	—
Director	2000	175,000	—	—	—	—
Charles Chao	2002	190,000	52,789	—	60,000	12,500	(2)
Executive Vice President and	2001	155,833	10,196	60,491 (3)	186,250	110,147	(4)
Chief Financial Officer	2000	—	—	—	—	—
Yan Wang	2002	144,980	17,397	—	120,000	10,148	(5)
President	2001	101,449	17,174	—	70,000	4,348	(5)
	2000	48,309	7,246	—	108,000	3,261	(5)
Hurst Lin	2002	175,000	37,749	—	60,000	—
Executive Vice President,	2001	172,192	8,999	—	70,000	—
Business Development and	2000	108,749	—	—	150,000	—
General Manager of U.S. Operations

(1)	Mr. Mao received this amount as a housing allowance.

(2)	Mr. Chao received this amount as a housing allowance.

(3)	Mr. Chao received this amount as a tax reimbursement payment.

(4)	The Company forgave a loan equal this amount as a bonus to Mr. Chao for his appointment as Chief Financial Officer.

(5)	Mr. Wang received these amounts as a housing allowance.

Employment Agreements

      We have entered into employment agreements with Daniel Mao, Charles Chao and Yan Wang.

      Mr. Mao is a party to an offer letter dated January 11, 1999. Pursuant to the offer letter, Mr. Mao was granted an option to purchase 900,000 ordinary shares of SINA.com. This option vests over a four-year period. Twenty-five percent (25%) of the shares subject to the option vest on the first anniversary of Mr. Mao’s employment date and the remainder vest ratably over the following three years on a monthly basis. This option, however, allowed him to exercise immediately, subject to repurchase by us at cost upon cessation of his employment. Under this agreement, the vesting of his options will accelerate by one year in the event that Mr. Mao’s employment is terminated by the Company.

      Mr. Mao is also a party to an Employment Agreement dated June 1, 2002 which provides, among other things, that Mr. Mao will receive certain severance benefits if he is terminated without cause or constructively terminated.

      Mr. Chao is a party to an Employment Agreement dated June 1, 2002 which provides, among other things, that Mr. Chao will receive certain severance benefits if he is terminated without cause or constructively terminated.

      Yan Wang is a party to a Labor Contract entered into on September 23, 1999 and amended on April 6, 2000. The contract terminates on September 22, 2003. Under the contract, the Company and Yan Wang may only terminate the contract for limited, delineated reasons akin to cause. In addition, under the contract, Yan Wang agrees to transfer his interest in the entity that operates the Company’s website in China upon his termination to the Company, or group of employees selected by the Company.

Change of Control Agreements

      On November 27, 2000, the Company entered into change of control agreements with Daniel Mao, Yan Wang and Hurst Lin. On February 1, 2001 the Company entered into a change of control agreement with Charles Chao. In these agreements, the Company agreed to accelerate the vesting of all of these employees’ options upon a change of control in which the successor corporation does not assume such outstanding options. In addition, in connection with a termination without cause or resignation for good reason (as defined in the agreements) following a change of control, these employees will be entitled to a lump sum payment equal to their annual salary and projected bonus as well as a pro-rated amount of their bonus for the calendar or fiscal year of such departure.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth certain information for the year ended June 30, 2002 with respect to grants of stock options to each of the Named Executive Officers. No stock appreciation rights were granted to the Named Executive Officers during the year ended June 30, 2002. All options granted by us during the year ended June 30, 2002 were granted under our 1999 Stock Plan and 1999 Executive Stock Option Plan. We granted options to purchase ordinary shares equal to a total of 2,339,300 shares during the year ended June 30, 2002. Options were granted at an exercise price equal to the fair market value of our ordinary shares.

      These options have a term of 10 years, but are subject to earlier termination in connection with termination of employment. Optionees may pay the exercise price by cash, check, or delivery of already-owned ordinary shares in the capital of the Company. Options granted to the Named Executive Officers vest over a four-year term ratably on a monthly basis. For a discussion of treatment of certain options in the event of a change in control transaction, see the discussion under “Change of Control Agreements” above.

      Potential realizable values are net of exercise price before taxes, and are based on the assumption that our ordinary shares appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the 10-year term. These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth. The assigned 5% and 10% rates of stock appreciation are based on the fair market value of our ordinary shares of $1.75 on June 28, 2002. Actual gains, if any, on stock option exercises will be dependent on the future performance of our ordinary shares. Unless the market price of the ordinary shares appreciates over the option term, no value will be realized from the option grants made to executive officers.

	Individual Grants

		Percent of			Potential Realizable Value
	Number of	Total Options			at Assumed Annual Rates
	Securities	Granted	Exercise		of Stock Price Appreciation
	Underlying	to Employees	of Base		for Option Term
	Options	in Fiscal	Price	Expiration
Name	Granted(#)	Year(%)	($/sh)	Date	5%($)	10%($)

Daniel Mao	2,000,000	85.5%	$1.68	6/4/12	$2,113,086	$5,354,975
Chief Executive Officer and Director
Charles Chao	60,000	2.6%	$1.35	8/29/11	$50,941	$129,093
Executive Vice President and Chief Financial Officer
Yan Wang	120,000	5.1%	$1.35	8/29/11	$101,881	$258,186
President
Hurst Lin	60,000	2.6%	$1.35	8/29/11	$50,941	$129,093
Executive Vice President, Global Business Development and General Manager of U.S. Operations

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

      The following table provides certain information with respect to stock options exercised by the Named Executive Officers during the last fiscal year that ended The table also provides the number of shares covered by stock options as of the end of the fiscal year, and the value of “in-the-money” stock options, which represents the positive difference between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year.

      No stock appreciation rights (SARs) were outstanding during the last fiscal year.

Value of
			Number of	Unexercised
			Unexercised	In-the-Money
			Options at	Options at Fiscal
	Shares		Fiscal Year End(#)	Year End($)
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise(#)	Realized($)	Unexercisable	Unexercisable(1)

Daniel Mao	-0-	$-0-	375,000/2,000,000	3,750/140,000
Chief Executive Officer and Director
Charles Chao	-0-	$-0-	109,162/193,338	16,271/41,542
Executive Vice President and Chief Financial Officer
Yan Wang	-0-	$-0-	121,789/176,211	10,000/38,000
President
Hurst Lin	-0-	$-0-	37,291/92,709	5,000/19,000
Executive Vice President, Global Business Development and General Manager of U.S. Operations

(1)	Based on the $1.75 per share closing price of our ordinary shares on The Nasdaq Stock Market on June 28, 2002 less the exercise price of the options.

      Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation and Audit Committee reports and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      During fiscal year ended June 30, 2002, the Compensation Committee of SINA.com’s Board of Directors (the “Committee”) consisted of Mr. Pehong Chen and Mr. Lip-Bu Tan. The members of the Compensation Committee are independent non-employee directors.

      The following is a report of Committee describing the compensation policies applicable to the Company’s executive officers during the fiscal year ended June 30, 2002. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. It also administers the granting of options to executive employees under the Company’s stock option plans. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

      Under the supervision of the Board of Directors, the Company’s compensation policy is designed to attract and retain qualified key executives critical to the Company’s growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive’s compensation contingent upon the Company’s performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the Company’s shareholders.

      The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

      The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual’s performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

      Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company’s success in achieving specific company-wide goals.

Long-Term Incentive Compensation

      The Company has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term shareholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company’s shareholders. Factors considered in making such awards include the individual’s position in the Company, his or her performance and responsibilities, and internal comparability considerations.

      Each option grant allows the executive officer to acquire shares of ordinary shares at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with the Company, although exceptions may be made when deemed necessary or appropriate. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s service, and then only if the market price of the ordinary shares appreciates over the option term. In addition to the stock option plans, executive employees are eligible to participate in the Company’s 1999 Employee Stock Purchase Plan.

Compensation of the Chief Executive Officer

      Daniel Mao is the Company’s Chief Executive Officer.

      The factors discussed above in “Base Salaries,” “Cash-Based Incentive Compensation,” and “Long-Term Incentive Compensation” were also applied in establishing the amount of Mr. Mao’s salary and stock option grant. Significant factors in establishing Mr. Mao’s compensation include his performance and responsibilities, and internal comparability considerations. Mr. Mao’s base salary for the fiscal year ending June 30, 2002 was $277,083. Mr. Mao received $93,694 in cash-based incentive compensation based on achievement by the Company of quarterly performance metrics set by the Board.

Deductibility of Executive Compensation

      The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company’s Executive Plan and 1999 Executive Stock Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

Compensation Committee:

Pehong Chen

Lip-Bu Tan

Compensation Committee Interlocks and Insider Participation

      No member of the compensation committee serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee. See “Related Party Transactions” for a description of transactions between SINA.com and entities affiliated with the members of the compensation committee.

AUDIT COMMITTEE REPORT

      During the fiscal year ended June 30, 2002 the audit committee of the Company’s board of directors (the “Audit Committee”) consisted of three non-employee directors, Pehong Chen, Lip Bu Tan and Ter Fung Tsao, each of whom had been determined to be independent as defined by the Nasdaq Marketplace Rules. The Audit Committee operates under a written charter adopted by the board of directors, which was included as a part of the Company’s Proxy Statement for the 2001 Annual Shareholders’ Meeting and can be obtained through the EDGAR system at www.sec.gov.

      Among its other functions, the Audit Committee recommends to the board of directors, subject to shareholder ratification, the selection of the Company’s independent accountants. Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants.

      The Audit Committee held four meetings during the fiscal year 2002. The meetings were designed to facilitate and encourage communication between the Audit Committee, management, the internal auditors and our independent public accountants, PricewaterhouseCoopers, LLC. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal year 2002 with management and the independent accountants.

      The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

      The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants, PricewaterhouseCoopers, LLC as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with PricewaterhouseCoopers, LLC the issue of its independence from SINA.com.

      Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

Submitted by the Audit Committee of the Company’s
Board of Directors:
Pehong Chen

Lip Bu Tan

Ter Fung Tsao

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

      For the fiscal year ended June 30, 2002, PricewaterhouseCoopers, LLC, our independent auditor and principal accountant, billed the fees set forth below. The audit committee of the Board of Directors has considered whether the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining its independence.

Audit Fees	$200,000
Financial Information Systems Design and Implementation Fees	$—
All Other Fees	$54,184

CERTAIN TRANSACTIONS

      Certain employment and compensation arrangements between the Company and its directors and executive officers are described under “Compensation of Executive Officers,” “Director Compensation,” “Employment Agreements,” and “Change of Control Agreements.”

Sun Television Relationship

      Mr. Bruno Wu, former co-Chairman of the Company, has served as the Executive Chairman and Chief Executive Officer of Sun Television Cybernetworks Holdings Limited (“Sun TV”), and his wife, Ms. Lan Yang, is the Chairman and Chief Executive Officer of Sun TV. On September 28, 2001, SINA.com completed its acquisition of 2,028,122,000 ordinary shares of Sun TV, representing approximately 29% of Sun TV, from Ms. Yang for $7.9 million in cash and 4,592,944 newly issued SINA ordinary shares. An additional 3,280,674 newly issued SINA ordinary shares was to be issued to Ms. Yang over the next 18 months upon the achievement of certain performance targets by Sun TV as provided in the Share Purchase Agreement dated September 12, 2001. This contingent consideration was, however, waived in by Ms. Yang in April 2002 pursuant to an amendment to the original Share Purchase Agreement. In addition, as provided for in the Share Purchase Agreement, $4.0 million of the cash consideration has been retained by SINA to satisfy Ms. Yang’s commitment to lend such amount to SINA in accordance with the terms of a loan agreement between SINA and Ms. Yang. In turn, SINA lent the amount of $4.0 million to Sun TV in accordance with the terms of a loan agreement between SINA and Sun TV. In April 2002, both loan facilities were terminated through mutual agreements and all the accrued interests on the loans were waived. As a result, Sun TV repaid $4.0 million directly to Ms. Yang. As part of the acquisition, we will work with Sun TV to cross-sell, cross-promote and develop and syndicate content for broadband and cross-media. Daniel Mao, our Chief Executive Officer, and Charles Chao, our Chief Financial Officer, became members of Sun TV’s board of directors as a result of the transaction. As part of the transaction, Mr. Wu became a director and co-chairman of the board of directors of SINA and is entitled to a fee of $100,000 on an annualized basis for his consulting service to SINA in accordance with the terms of a consultancy agreement between SINA and Mr. Wu. In April 2002, Mr. Wu resigned as a director of the Company and the consultancy agreement was terminated.

Agreements Involving BSIT

      Our subsidiary Beijing SINA Information Technology Co., Ltd. (formerly known as Beijing Stone Rich Sight Information Technology Co., Ltd.) (“BSIT”), has entered into a loan agreement with Wang Zhidong, our former President, Chief Executive Officer and Director, and a loan agreement with Yan Wang, our current President, pursuant to which we agreed to provide Wang Zhidong an interest-free loan of RMB700,000 and Yan Wang an interest-free loan of RMB300,000, for the purposes of providing capital to Beijing SINA Internet Information Services Co., Ltd. (the “ICP Company”), an Internet content provider that operates the Company’s website in China. Prior to his departure, Wang Zhidong owned 70% of outstanding shares of the ICP Company and the other 30% of the outstanding shares of the ICP Company were owned by Yan Wang. Pursuant to his departure, Wang Zhidong entered into a share transfer agreement dated August 15, 2001 whereby he transferred his entire ownership in the ICP Company to Daniel Mao, our Chief Executive Officer, and four non-executive employees of BSIT. With BSIT’s consent, Wang Zhidong transferred his repayment obligation of the RMB700,000 loan, which he borrowed from BSIT for purposes of setting up the ICP Company, to Daniel Mao, our Chief Executive Officer, and four non-executive employees of BSIT. Pursuant to the Debt Transfer and Assumption Agreement dated August 15, 2001, Daniel Mao assumed RMB300,000 of the loan from Wang Zhidong and each of the four employees assumed RMB100,000 of such loan. On August 16, 2001, BSIT, entered into a Repayment Agreement with Mr. Mao, Yan Wang and the four non-executive BSIT employees. Pursuant to the Repayment Agreement, these employees agreed to transfer their ownership in the ICP Company to any person specified by BSIT so long as such transfer would not violate Chinese law.

      In addition, BSIT has agreed to provide Yan Wang interest free loans of RMB750,000 for purposes of setting up Beijing SINA Interactive Advertising Co., Ltd., (the “Ad Company”), and RM300,000 for purposes of setting up Guangdong SINA Internet Information Service Co., Ltd., or GSIIS. The Ad Company is 75% owned by Mr. Wang and 25% owned by BSIT, GSIIS is 10% owned by Mr. Wang and 90% owned by five non-executive employees of BSIT.

Indebtedness of Management

      On June 17, 1999, we granted Daniel Mao, our current Chief Executive Officer, an option to purchase 900,000 of our ordinary shares at an exercise price of $.6667 per share under our 1999 Stock Plan. This option was immediately exercisable subject to our right to repurchase at cost any shares that remain unvested upon cessation of employment. In connection with the exercise of this option on July 28, 1999, we provided a loan to Mr. Mao, pursuant to a full recourse note, in the principal amount of $600,000 with an interest rate of 5.74% per annum, due on July 28, 2004. The entire principal amount of this loan, plus accrued interest, is currently outstanding.

      On August 31, 1999, we granted Hurst Lin, our current Executive Vice President of Global Business Development and General Manager of U.S. Operations, an option to purchase 150,000 of our ordinary shares at an exercise price of $1.00 per share under our 1999 Stock Plan. This option was immediately exercisable subject to our right to repurchase at cost any shares that remain unvested upon cessation of employment. In connection with the exercise of this option on September 30, 1999, we provided a loan to Mr. Lin, pursuant to a full recourse note, in the principal amount of $150,000 with an interest rate of 5.87% per annum, due on September 30, 2004. The entire principal amount of this loan, plus accrued interest, is currently outstanding.

      BSIT, one of our subsidiaries, has agreed to provide Yan Wang an interest-free loan of RMB300,000 for purposes of providing capital to the ICP Company, and interest-free loan of RMB300,000 for purposes of providing capital to GSIIS and an interest-free loan of RMB750,000 for the purposes of providing capital to the Ad Company. These loans will be repayable within 3 years from the date the agreement was entered into, which period may be extended or reduced as agreed by the parties. The entire principal amounts of each of these loans is currently outstanding.

      BSIT has agreed to provide Wang Zhidong an interest-free loan of RMB700,000 for purposes of providing capital to the ICP Company. As a result of the transfer of shares of the ICP Company from Wang Zhidong to Mr. Mao and the four non-executive employees of BSIT, Mr. Mao assumed RMB300,000 of the loan from Wang Zhidong and each of the four employees assumed RMB100,000 of such loan. The entire principal amounts of each of these loans is currently outstanding.

Indemnification Agreements

      We have entered into indemnification agreements with our officers and directors containing provisions which may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Registration Rights Agreements

      Some of our shareholders are entitled to have their shares registered by us for resale.

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder return data for the Company’s shares since April 13, 2000 the date on which the Company’s shares were first registered under Section 12 of the Securities Exchange Act of 1934, (as amended) to the cumulative return over such period of (i) the Nasdaq National Market Composite Index and (ii) the Morgan Stanley Internet Index (“MOX”). Measurement points are April 13, 2000 (the first trading day) and the last trading day for each of the Company’s fiscal years ended June 30, 2000, June 30, 2001 and June 30, 2002. The graph assumes that $100 was invested on April 13, 2000 in the ordinary shares of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the ordinary shares of the Company at a per share price of $17.00, the price to which such shares were first offered to the public by the Company on the date of its initial public offering. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF 31 MONTH CUMULATIVE TOTAL RETURN*

AMONG SINA.COM, THE NASDAQ NATIONAL MARKET COMPOSITE INDEX
AND THE MORGAN STANLEY INTERNET INDEX

* Assumes $100 invested on April 13, 2000 in stock or index, including reinvestment of dividends. Fiscal year ending June 30, 2002.

	4/13/00	6/30/00	6/29/01	6/28/02

SINA.com	100.00	150.71	9.35	10.29
The Nasdaq Stock Market (U.S.) Index	100.00	103.30	56.27	38.11
Morgan Stanley Internet Index (“MOX”)	100.00	90.01	23.72	9.18

Section 16     Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s ordinary shares (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Company’s ordinary shares. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended June 30, 2002 all Reporting Persons complied with all applicable filing requirements.

Other Matters

      The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

      It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

Charles Chao
Chief Financial Officer and Secretary

San Mateo, California

October 23, 2002

— FOLD AND DETACH HERE —

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF SINA.COM FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 16, 2002

The undersigned shareholder of SINA.com, a Cayman Islands company, (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated October 23, 2002, and hereby appoints Charles Chao and Edward Wu or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of SINA.com to be held on Monday, December 16, 2002 at 10 a.m., local time, at 5101 Great American Parkway, Santa Clara, California, USA and at any adjournment or postponement thereof, and to vote all ordinary shares which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

—FOLD AND DETACH HERE —

☒	Please mark your votes as in this example

		FOR	WITHHOLD
		all nominees listed below	authority to vote for all
		(except as indicated)	nominees listed below
1.	ELECTION OF DIRECTORS	☐	☐

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:

Pehong Chen Lip-Bu Tan Yichen Zhang

		FOR	AGAINST	ABSTAIN
2.	SPECIAL RESOLUTIONS TO AMEND THE COMPANY’S ARTICLES OF ASSOCIATION AND TO CHANGE THE COMPANY’S NAME TO SINA CORPORATION:	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	SPECIAL RESOLUTION TO AMEND THE COMPANY’S ARTICLES OF ASSOCIATION TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO REPURCHASE SHARES IN THE CAPITAL OF THE COMPANY:	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	SPECIAL RESOLUTION TO AMEND AND RESTATE THE COMPANY’S ARTICLES OF ASSOCIATION:	☐	☐	☐

		FOR	AGAINST	ABSTAIN
5.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE INDEPENDENT AUDITORS OF THE COMPANY:	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR THE SPECIAL RESOLUTIONS TO AMEND THE COMPANY’S ARTICLES OF ASSOCIATION AND TO CHANGE THE COMPANY’S NAME TO SINA CORPORATION; (3) FOR THE SPECIAL RESOLUTION TO AMEND THE COMPANY’S ARTICLES OF ASSOCIATION TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO REPURCHASE SHARES IN THE CAPITAL OF THE COMPANY; (4) FOR THE SPECIAL RESOLUTION TO AMEND AND RESTATE THE COMPANY’S ARTICLES OF ASSOCIATION; AND (5) FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE INDEPENDENT AUDITORS OF THE COMPANY; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

SIGNATURE(S)	DATE

(This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)